Exhibit 10.4

EQUITY INTEREST PLEDGE AGREEMENT

This Equity Interest Pledge Agreement (this “Agreement”) is entered into by and among the following parties as of [Date of Agreement] in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A:	Zhejiang Jingrui Wangpu Industrial Development Co., Ltd. (hereinafter the “Pledgee”), a limited liability company legally established and existing under the laws of the PRC, with its address at 3rd floor, Guangfu United International Center, Ningwei Street, Yingfeng Street, Xiaoshan District, Hangzhou, Zhejiang Province, PRC, Unified Social Credit Code No. [*].

Party B:	[Name of VIE Shareholder] (hereinafter the “Pledgor”), a limited partnership legally established and existing under the laws of the PRC, with its address [Address of VIE Shareholder], Unified Social Credit Code No. [Unified Social Credit Code No. of VIE Shareholder].

Party C:	[Name of VIE] (hereinafter the “Party C”), a limited liability company legally established and existing under the laws of the PRC, with its address [Address of VIE], Unified Social Credit Code No. [Unified Social Credit Code No. of VIE].

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

WHEREAS:

The Pledgor, a limited partnership legally established and existing under the laws of the PRC, holds [Shareholding Percentage the VIE Shareholder holds in the VIE] of equity interests of the Party C, representing [Amount of Equity Interest] (RMB[XXX]) in the registered capital of the Party C. The Party C, a limited liability company registered in [Location of registration], engaging in [Busines Scope of VIE]. The Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

The Pledgee is a wholly foreign owned enterprise reinvestment enterprise registered in China. The Pledgee and the Party C has entered into an Exclusive Business Cooperation Agreement (as defined below). The Pledgee, the Pledgor and the Party C has entered into an Exclusive Option Agreement (as defined below). The Pledgor has executed a Power of Attorney (as defined below) in favor of Pledgee;

To ensure that Party C and Pledgor fully perform their obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Power of Attorney, the Pledgor hereby pledges to the Pledgee all of the equity interest that the Pledgor holds in the Party C as security for the Party C’s and the Pledgor’s obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Power of Attorney.

NOW THEREFORE, to perform the provisions of the Transaction Documents (as defined below), the Parties have mutually agreed to enter into this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Section 2 of this Agreement, including but not limited to the right to be paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest.

1.2	Equity Interest: shall refer to [Shareholding Percentage the VIE Shareholder holds in the VIE] equity interests in the Party C currently held by the Pledgor, representing [Amount of Equity Interest] (RMB[XXX]) in the share capital of the Party C, and all of the equity interest hereafter acquired by the Pledgor in the Party C.

1.3	Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.4	Transaction Documents: shall refer to the Exclusive Business Cooperation Agreement entered into by and between the Party C and the Pledgee on February 20, 2024 (the “Exclusive Business Cooperation Agreement”), the Exclusive Option Agreement entered into by and among the Party C, the Pledgee and the Pledgor on February 20, 2024 (the “Exclusive Option Agreement”), Power of Attorney entered into by Pledgor on February 20, 2024 (the “Power of Attorney”), and any modification, amendment and restatement to the aforementioned documents.

1.5	Contract Obligations: shall refer to, collectively, all the obligations of Pledgor under the Exclusive Option Agreement, the Power of Attorney and this Agreement; and all the obligations of Party C under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and this Agreement.

1.6	Secured Indebtedness: shall refer to all direct, indirect and derivative losses and losses of anticipated profits, suffered by Pledgee, incurred as a result of any Event of Default. The amount of such losses shall be calculated in accordance with including but not limited to, the reasonable business plan and profit forecast of Pledgee, the consulting and service fees payable to Pledgee under the Exclusive Business Cooperation Agreement, all expenses occurred in connection with enforcement of Contract Obligations.

1.7	Event of Default: shall refer to any of the events set forth in Section 7 of this Agreement.

1.8	Notice of Default: shall refer to the notice of default issued by Pledgee in accordance with this Agreement.

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2.	Pledge

2.1	The Pledgor agrees to pledge all the Equity Interest as security for performance of the Contract Obligations and payment of the Secured Indebtedness under this Agreement. The Party C hereby assents that the Pledgor pledges the Equity Interest to the Pledgee pursuant to this Agreement.

2.2	During the Term of Pledge, the Pledgee is entitled to receive dividends distributed on the Equity Interest. The Pledgor may receive dividends distributed on the Equity Interest only with prior written consent of the Pledgee. Dividends received by the Pledgor on Equity Interest after deduction of individual income tax paid by the Pledgor shall be, as required by the Pledgee, (1) deposited into an account designated and monitored by the Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally distribute to the Pledgee or any other person designated by the Pledgee to the extent permitted under PRC laws.

2.3	The Pledgor shall not subscribe any increased share capital in the Party C without prior written consent of the Pledgee. Any additional equity interest acquired by the Pledgor as a result of such subscription of the increased share capital of the Party C shall be deemed as Equity Interest.

2.4	In the event that the Party C is required to be liquidated or dissolved under PRC laws, any interest distributed to the Pledgor upon the Party C’s dissolution or liquidation shall, upon the request of the Pledgee, be (1) deposited into an account designate and monitored by the Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally distributed to the Pledgee or any other person designated by the Pledgee to the extent permitted under applicable PRC laws.

3.	Term of Pledge

3.1	The Pledge shall take effect as of the date when the pledge of the Equity Interest contemplated herein is registered with relevant Administration for Industry and Commerce (the “AIC”). The Pledge shall remain effective until all Contract Obligations have been fully performed and all Secured Indebtedness have been fully paid. The Pledgor and the Party C shall (1) record the Pledge in the register of shareholders of Party C within 3 business days following the execution of this Agreement, and (2) submit an application to the AIC for the registration of the Pledge of the Equity Interest contemplated herein within 15 business days following the execution of this Agreement. The Parties covenant that for the purpose of registration of the Pledge, the Parties hereto and all other shareholders of the Party C shall submit to the relevant AIC this Agreement or an equity interest pledge contract in the form required by the AIC which shall truly reflect the information of the Pledge hereunder (the “AIC Pledge Contract”). For matters not specified in the AIC Pledge Contract, the Parties shall be bound by the provisions of this Agreement. The Pledgor and the Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after submission for filing.

3.2	During the Term of Pledge, in the event that the Pledgor and/or the Party C fails to perform the Contract Obligations or pay Secured Indebtedness, the Pledgee shall have the right, but not the obligation, to exercise the Pledge in accordance with the provisions of this Agreement.

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4.	Physical Possession of Records for Equity Interest subject to Pledge

4.1	During the Term of Pledge set forth in this Agreement, the Pledgor shall deliver to Pledgee’s the capital contribution certificate for the Equity Interest and the register of shareholders containing the Pledge within one week following the execution of this Agreement. Pledgee shall have physical possession of such documents during the entire Term of Pledge set forth in this Agreement.

5.	Representations and Warranties by the Pledgor and the Party C

As of the date of the execution of this Agreement, the Pledgor and the Party C hereby jointly and severally represent and warrant to the Pledgee that:

5.1	The Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2	The Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3	Except for the benefit of this Pledge, the Pledgor has not pledged the Equity Interest or created other encumbrance on the Equity Interest.

5.4	The Pledgor and the Party C have obtained any and all approvals and consents from relevant government authorities and third parties (if required) for execution, delivery and performance of this Agreement.

5.5	The execution, delivery and performance of this Agreement will not: (i) violate any relevant PRC laws; (ii) conflict with the Party C’s articles of association or other organizational documents; (iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or (v) cause any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions.

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6.	Covenants of the Pledgor and the Party C

6.1	During the term of this Agreement, the Pledgor and the Party C hereby jointly and severally covenant to the Pledgee:

6.1.1	The Pledgor shall not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest or any portion thereof, without the prior written consent of the Pledgee, except for the performance of the Transaction Documents;

6.1.2	The Pledgor and the Party C shall comply with the provisions of all laws and regulations applicable to the Pledge. Within five (5) days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, The Pledgor and the Party C shall present the aforementioned notice, order or recommendation to the Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon the Pledgee’s reasonable request or upon consent of the Pledgee;

6.1.3	The Pledgor and the Party C shall promptly notify the Pledgee of any event or notice received by the Pledgor and/or the Party C that may have an impact on the Equity Interest or any portion thereof, as well as any event or notice received by the Pledgor and/or the Party C that may have an impact on any guarantees and other obligations of the Pledgor under this Agreement.

6.1.4	The Party C shall complete the registration procedures for extension of the term of operation within three (3) months prior to the expiration of such term to maintain the validity of this Agreement.

6.2	The Pledgor agrees that the rights to the Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by the Pledgor or any heirs or representatives of the Pledgor or any other persons through any legal proceedings.

6.3	To protect or perfect the security interest under this Agreement for the Contract Obligations and Secured Indebtedness, the Pledgor hereby covenants to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by the Pledgee. The Pledgor also covenants to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by the Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with the Pledgee or designee(s) of the Pledgee (natural persons/legal persons). The Pledgor covenants to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by the Pledgee.

6.4	The Pledgor hereby covenants to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions. The Pledgor shall indemnify the Pledgee for all losses resulting therefrom.

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7.	Event of Default

7.1	Each of the following events shall be deemed as an Event of Default:

7.1.1	The Pledgor’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.1.2	The Party C’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.2	Upon notice or discovery of the occurrence of any circumstances or event that may lead to the events described in Section 7.1, the Pledgor and the Party C shall immediately notify Pledgee in writing accordingly.

7.3	Unless an Event of Default set forth in this Section 7.1 has been resolved to the Pledgee’s satisfaction within twenty (20) days following the Pledgee and/or the Party C delivery of notice to the Pledgor requesting ratification of such Event of Default, the Pledgee may issue a Notice of Default to the Pledgor in writing at any time thereafter, requesting the Pledgor to immediately exercise the Pledge in accordance with the provisions of Section 8 of this Agreement.

8.	Exercise of Pledge

8.1	The Pledgee shall issue a written Notice of Default to the Pledgor when it exercises the Pledge.

8.2	Subject to the provisions of Section 7.3, the Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.1. Once the Pledgee decides to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.3	After the Pledgee issues a Notice of Default to the Pledgor in accordance with Section 8.1, the Pledgee may exercise any remedy under applicable PRC laws, the Transaction Documents and this Agreement, including but not limited to being paid in priority with the Equity Interest based on the conversion value of that such Equity Interest, or from the proceeds from auction or sale of the Equity Interest. The Pledgee shall not be liable for any loss incurred by its duly exercise of such rights and powers.

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8.4	The proceeds from exercise of the Pledge by Pledgee shall be used to pay for tax and expenses incurred in connection with the disposal of the Equity Interest, the performance of Contract Obligations and the repayment of the Secured Indebtedness to the Pledgee prior and in preference to any other payment. After the payment of the aforementioned amounts, the remaining balance shall be returned to the Pledgor or any other person who have rights to such balance under applicable laws or be deposited to the local notary public office where the Pledgor resides, with all expense incurred being borne by the Pledgor. To the extent permitted under applicable PRC laws, the Pledgor shall unconditionally distribute the aforementioned proceeds to the Pledgee or any other person designated by the Pledgee.

8.5	The Pledgee may exercise any remedy available simultaneously or in any order. The Pledgee may exercise the rights under this Agreement unconditionally.

8.6	The Pledgee is entitled to designate attorneys or other representatives to exercise the Pledge on its behalf, and the Pledgor or the Party C shall not raise any objection to such exercise.

8.7	When the Pledgee disposes of the Pledge in accordance with this Agreement, the Pledgor and the Party C shall provide necessary assistance to enable the Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Breach of Agreement

9.1	If the Pledgor or the Party C materially breaches any provisions of this Agreement, the Pledgee shall have right to terminate this Agreement and/or require the Pledgor or the Party C to indemnify all damages; this Section 9 shall not prejudice any other rights of the Pledgee herein.

9.2	The Pledgor or the Party C shall not have any right to terminate this Agreement in any event unless otherwise required by applicable laws.

10.	Assignment

10.1	Without the Pledgee’s prior written consent, the Pledgor and the Party C shall not assign or delegate their rights and obligations under this Agreement.

10.2	This Agreement shall be binding on the Pledgor and his/her successors and permitted assignees, and shall be valid with respect to the Pledgee and each of his/her successor and assignee.

10.3	At any time, the Pledgee may assign any and all of its rights and obligations under the Transaction Documents and this Agreement to its designee(s), in which case the designee(s) shall have the same rights and obligations as those of the Pledgee under the Transaction Documents and this Agreement, as if such designee(s) was the original party hereto.

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10.4	In the event of an assignment, the Pledgor and/or the Party C shall, at the request of the Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant AIC.

10.5	The Pledgor and the Party C shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of the Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by the Pledgor except in accordance with the written instructions of Pledgee.

11.	Termination

11.1	Upon the fulfillment of all Contract Obligations and the full repayment of all Secured Indebtedness by the Pledgor and the Party C, the Pledgee shall release the Pledge under this Agreement upon Pledgor’s request as soon as reasonably practicable and shall assist the Pledgor to de-register the Pledge from the register of shareholders of the Party C and with relevant AIC.

11.2	The provisions under Sections 9, 13, 14 and 11.2 herein of this Agreement shall survive the expiration or termination of this Agreement.

12.	Fees and Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by the Party C.

13.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations same as those set forth in this Section. Any disclosure of confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed as the disclosure of such confidential information by such Party and such Party shall be held liable for the breach of this Agreement.

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14.	Governing Law and Resolution of Disputes

14.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the People’s Republic of China.

14.2	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration, in accordance with applicable arbitration rules. The arbitration shall take place in Beijing. The arbitration shall be final and binding on all Parties.

14.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

15.	Notices

15.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by email. The date on which notices shall be deemed to have been effectively given shall be determined as follows:

15.2	Notices given by personal delivery, courier service or registered mail, postage prepaid, shall be deemed to have been effectively given on the date of delivery or refusal at the address specified for notices.

15.3	Notices given by facsimile transmission shall be deemed to have been effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

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15.4	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Zhejiang Jingrui Wangpu Industrial Development Co., Ltd.

Address:	3rd floor, Guangfu United International Center, Ningwei Street, Yingfeng Street, Xiaoshan District, Hangzhou, Zhejiang Province, PRC

Attn:	Juanjuan Si

Phone:	17611631345

Facsimile:

Party B:	[Name of VIE Shareholder]

Address:

Attn:

Phone:

Facsimile:

Party C:	[Name of VIE]

Address:

Attn:

Phone:

Facsimile:

15.5	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

16.	Entire Contract

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall make best effort in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17.	Attachments

The attachments set forth herein shall be an integral part of this Agreement.

18.	Effectiveness

18.1	This Agreement shall become effective upon execution by the Parties.

18.2	Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

19.	Language and Counterparts

This Agreement is written in Chinese and English in four copies. The Pledgor, the Pledgee and the Party C shall hold one copy respectively and the other copy shall be used for registration. The Chinese version and English version shall have equal legal validity, and in case of any discrepancy between different versions, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Party A:	Zhejiang Jingrui Wangpu Industrial Development Co., Ltd.

By:
Name:	Juanjuan Si
Title:	Legal Representative

Party B:	[Name of VIE Shareholder]

By:
Name:
Title:

Party C:	[Name of VIE]

By:
Name:
Title:

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Attachments:

1.	Register of Shareholders of the Party C;

2.	The Capital Contribution Certificate for the Party C;

3.	Exclusive Business Cooperation Agreement；

4.	Exclusive Option Agreement；

5.	Power of Attorney.

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Schedule of Material Differences

One or more person signed an equity interest pledge agreement under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	Address of VIE Shareholder	Unified Social Credit Code No. of VIE Shareholder	Shareholding Percentage the VIE Shareholder holds in the VIE	Name of VIE	Address of VIE	Unified Social Credit Code No. of VIE	Amount of Equity Interest	Date
1.	Shanghai Jingrui Wangpu E-Commerce Partnership (Limited Partnership)	[*]	[*]	70%	Zhejiang Jingrui Wangpu Quanwu Household Appliance Group Co., Ltd.	Room 402, Guangfu United International Center, Ningwei Street, Xiaoshan District, Hangzhou, Zhejiang Province, PRC	[*]	RMB70,000,000	February 20, 2024
2.	Beijing Jingrui Shangcheng Management Consulting Co., Ltd.	[*]	[*]	10%	Zhejiang Jingrui Wangpu Quanwu Household Appliance Group Co., Ltd.	Room 402, Guangfu United International Center, Ningwei Street, Xiaoshan District, Hangzhou, Zhejiang Province, PRC	[*]	RMB10,000,000	February 20, 2024
3.	Hangzhou Jingrui Wangpu E-Commerce Partnership (Limited Partnership)	[*]	[*]	10%	Zhejiang Jingrui Wangpu Quanwu Household Appliance Group Co., Ltd.	Room 402, Guangfu United International Center, Ningwei Street, Xiaoshan District, Hangzhou, Zhejiang Province, PRC	[*]	RMB10,000,000	February 20, 2024
4.	Shenzhen Jingrui Wangpu E-Commerce Partnership (Limited Partnership)	[*]	[*]	10%	Zhejiang Jingrui Wangpu Quanwu Household Appliance Group Co., Ltd.	Room 402, Guangfu United International Center, Ningwei Street, Xiaoshan District, Hangzhou, Zhejiang Province, PRC	[*]	RMB10,000,000	February 20, 2024
5.	Jun Chang	[*]	[*]	3.33%	Dongying Yiqun Commerce and Trade Co., Ltd.	House 3, south to the Mid-Business St., Guangrao County, Dongying City, Shandong Province, PRC	[*]	RMB9,990	February 20, 2024
6.	Yi Tian	[*]	[*]	93.33%	Dongying Yiqun Commerce and Trade Co., Ltd.	House 3, south to the Mid-Business St., Guangrao County, Dongying City, Shandong Province, PRC	[*]	RMB279,990	February 20, 2024
7.	Yang Zhao	[*]	[*]	3.33%	Dongying Yiqun Commerce and Trade Co., Ltd.	House 3, south to the Mid-Business St., Guangrao County, Dongying City, Shandong Province, PRC	[*]	RMB9,990	February 20, 2024
8.	Ruixue Qiu	[*]	[*]	30%	Ji’nan Zhongyue Shengtai Economic and Trade Co., Ltd.	Room 302, Unit 2, Building 8, East District, New World Sunshine Garden, Huaiyin District, Ji’nan, Shandong Province, PRC	[*]	RMB300,000	February 20, 2024
9.	Xiaolin Wang	[*]	[*]	70%	Ji’nan Zhongyue Shengtai Economic and Trade Co., Ltd.	Room 302, Unit 2, Building 8, East District, New World Sunshine Garden, Huaiyin District, Ji’nan, Shandong Province, PRC	[*]	RMB700,000	February 20, 2024
10.	Chenglin Wang	[*]	[*]	100%	Zibo Lunsheng Commerce and Trade Co., Ltd.	Room 814, Building 3, Jinshang Shopping Center, No. 169 Liantong Road, Mashang Street Offices, Zhangdian District, Zibo City, Shandong Province, PRC	[*]	RMB5,000,000	February 20, 2024
11.	Xueying Liu	[*]	[*]	50%	Shandong Yangxin Hongtai Commerce and Trade Co., Ltd.	No. 763, Yangcheng Third Road, Yangxin County，Binzhou, Shandong Province, PRC	[*]	RMB250,000	February 20, 2024
12.	Shurong Li	[*]	[*]	50%	Shandong Yangxin Hongtai Commerce and Trade Co., Ltd.	No. 763, Yangcheng Third Road, Yangxin County，Binzhou, Shandong Province, PRC	[*]	RMB250,000	February 20, 2024

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